Exhibit 10.1

AGREEMENT AND GENERAL RELEASE

Cascade Natural Gas Corporation (“Cascade”) and William H. Odell, his heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement and General Release as “Odell”), agree:

1.             Last Day of Employment.  Odell’s last day of employment with Cascade will be July 31, 2005.

2.             Eligibility Requirements.  In order to be eligible to participate in the Cascade Natural Gas Corporation Officer Severance Pay Plan attached hereto as Exhibit “A” (“Officer Severance Pay Plan” or the “Plan”), the following eligibility requirements must be met.  The selected person:

2(a).        must be an officer selected by the Board of Directors of the Company for participation in the Plan in connection with any force reduction or other designated severance;

2(b).        must be terminated due to elimination of position or reduction in workforce that is specifically designated as a “Workforce Reduction” by the Company as that term is defined by Section 3.01-2 of the Plan; and

2(c).        must not be disqualified from receiving benefits pursuant to Section 3.01-3 of the Plan.

3.             Consideration.  In consideration for Odell’s signing this original Agreement and General Release and complying with all of the promises made herein that pertain to him, Cascade agrees to provide the following payments and other benefits to Odell after receiving the original of this fully-executed Agreement and General Release and the original letter from Odell in the form attached hereto as Exhibit “A” and within the time period specified in Paragraph 13 below.  Odell acknowledges that he would not otherwise receive this consideration but for signing this Agreement and General Release and fulfilling all of the promises made herein that pertain to him.

3(a).        On or about the fifth business day following the later of Cascade’s receipt of this Agreement and General Release and Cascade’s receipt of the letter from Odell in the form attached hereto as Exhibit “B,” both signed and dated by Odell, Cascade shall pay Odell the sum of One Hundred Ninety-Three Thousand Six Hundred Seventy Dollars ($193,670.00), less lawful deductions, which represents one year’s (52 weeks) base salary.

3(b).        At the same time as the payment referenced in Paragraph 3(a), Cascade will pay to Odell One Thousand Dollars ($1,000.00), less lawful deductions, as consideration for the non-compete provisions in Paragraph 5 of this Agreement and General Release.  Odell acknowledges that the $1,000 is sufficient consideration for the non-compete provisions of Paragraph 5, and that he would not receive this additional payment except for his agreement to comply with those provisions.

AGREEMENT AND GENERAL RELEASE	Odell’s initials

3(c).        Cascade will provide Odell with outplacement support, at a cost of up to 15% of Odell’s annual base pay, through the Brighton Group.  The Brighton Group will provide Odell with consultation, training, coaching, and administrative support and services to assist him in transitioning to a new career or job.

4.             General Release of Claims.  Odell knowingly and voluntarily releases and forever discharges, to the full extent permitted by law, Cascade, its parent corporation, affiliates, subsidiaries, divisions, successors, predecessors and assigns, and the current and former employees, attorneys, insurers, partners, owners, officers, directors, shareholders and agents thereof, both individually and in their official capacities, the employee benefit plans for Cascade, and the plan fiduciaries and plan administrators thereof (whether internal or external), (collectively referred to herein as “Releasees”), of and from any and all claims, known and unknown, asserted and unasserted, Odell has or may have against Releasees as of the date of the complete execution of this Agreement and General Release, including, but not limited to, any alleged violation of:

•                  Title VII of the Civil Rights Act of 1964, as amended;

•                  The Civil Rights Act of 1991;

•                  Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•                  The Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

•                  The Immigration Reform and Control Act, as amended;

•                  The Americans with Disabilities Act of 1990, as amended;

•                  The Workers Adjustment and Retraining Notification Act, as amended;

•                  The Occupational Safety and Health Act, as amended;

•                  The Sarbanes-Oxley Act of 2002, as amended;

•                  The Family Medical Leave Act, as amended, to the extent permitted by law;

•                  The Equal Pay Act, as amended, to the extent permitted by law;

•                  The National Labor Relations Act, as amended;

•                  The Age Discrimination in Employment Act of 1967, as amended;

•                  The Older Workers Benefit Protection Act, to the extent permitted by law;

•                  The Consolidated Omnibus Budget Reconciliation Act (“COBRA”), as amended, to the extent permitted by law;

•                  The Rehabilitation Act of 1973, as amended;

•                  The Fair Credit Reporting Act, as amended;

•                  The Washington Law Against Discrimination, as amended, RCW 49.60 et seq.;

•                  Any provision of Title 49 of the Revised Code of Washington;

•                  The Washington Minimum Wage Law, as amended, to the extent permitted by law;

•                  Any provision of Title 296 of the Washington Administrative Code;

•                  Any statute, common law, agreement or other basis for alleging failure to pay wages, bonuses, or commissions, including any basis for recovering liquidated or double damages, to the extent permitted by law;

•                  The Industrial Insurance Act of Washington, as amended, to the extent permitted by law;

•                  The Washington Consumer Protection Act, RCW 19.86 et seq.;

•                  Any Collective Bargaining Agreement;

•                  Any statute, common law, agreement or other basis for alleging negligent misrepresentation, intentional misrepresentation or fraud;

•                  Any statute, common law, agreement or other basis for alleging intentional injury, intentional infliction of emotional distress, negligence, negligent infliction of emotional distress, negligent hiring, supervision or retention, or defamation;

•                  Any statute, common law, agreement or other basis for alleging disparate impact on any grounds;

•                  Any statute, common law, agreement or other basis for alleging for discrimination, harassment, failure to accommodate or retaliation;

•                  Any public policy, contract, tort, or common law, including but not limited to any statute, common law, agreement or other basis for alleging wrongful termination in violation of public policy, wrongful termination for any reason, or constructive discharge;

•                  Any statute, common law, agreement or other basis for alleging breach of any term or condition of an employee handbook or policy manual, including breach of any promise of specific treatment in specific circumstances;

•                  Any statute, common law, agreement or other basis for alleging breach of contract, including but not limited to any employment contract;

•                  Any statute, common law, agreement or other basis for alleging violation of any legal or equitable duty of good faith and fair dealing;

•                  Any other federal, state, local or other civil rights, human rights, pension, employee benefits, labor, employment or other law, rule, regulation, constitution, code, guideline or ordinance; or

•                  Any statute, common law, agreement or other basis for recovering costs, fees, or other expenses, including attorneys’ fees incurred in any matter covered by this Agreement and General Release.

Notwithstanding the foregoing, the release set forth in this section shall not apply to any vested benefits accrued by Odell prior to the effective date of this Agreement under any compensation or benefit plan maintained by Cascade for the benefit of its employees and subject to ERISA.

5.             Non-Compete and Confidentiality.  Odell agrees that for one year after August 1, 2005, he will not, without the express written prior consent of Cascade:

5(a).        divulge or use confidential business information about Cascade for his own benefit or for the benefit of any other person, firm, business, corporation or entity, except Cascade;

5(b).        directly or indirectly solicit sales or orders from or to (i) any business or person who was a customer of Cascade at any time during the last two years of Odell’s employment, or (ii) any businesses or persons identified as current sales prospects of Cascade at the time of Odell’s termination, where such solicitations or orders are for any types of products or services provided or marketed by Cascade; or

5(c).        personally or on behalf of any other person, business, corporation, or entity, directly or indirectly, make any effort to induce any employee of Cascade to leave his or her employment with Cascade.

Odell further agrees that on or before July 31, 2005, he shall return to Cascade all originals and copies of records, reports, documents, lists, memoranda, notes, and other documentation related to the business of Cascade within his possession or control.

6.             Indemnity.  In the event of any claims against Odell that may arise out of his employment, Cascade will in good faith, defend, indemnify and hold harmless Odell in the same manner and to the same extent that it would any officer then in the employ of Cascade and only to that extent.

7.             Non-Disparagement Obligation.  Odell shall not defame, disparage or demean Cascade or any director, officer, employee or agent of Cascade in any manner whatsoever.  This paragraph shall not preclude Odell from: (1) communicating or otherwise cooperating with any appropriate federal, state or local government agency; or (2) responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to a lawfully-issued subpoena, court order or other compulsory legal process.  As a material portion of this Agreement and General Release, Odell agrees that he will not appear as a witness in any matter adverse to Cascade except under subpoena and will not provide any consultative services that are adverse to Cascade in any way.  Odell also agrees that if he is at any time requested to provide information, whether by subpoena or otherwise, in any matter involving or affecting Cascade in which Odell was involved during his tenure as an employee, Odell will (1) notify Cascade as soon as practicable, but in any event before providing the requested information; and (2) provide Cascade the opportunity to participate in any meeting or proceeding to provide such information.

8.             Affirmations.

8(a).        Odell affirms that he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against Cascade in any forum or form.

8(b).        Odell further affirms that he has been paid and/or has received all compensation, wages, vacation pay, bonuses, commissions, and/or benefits to which he may currently be entitled from Cascade, and that no other compensation, wages, vacation pay, bonuses, commissions and/or benefits are currently due to him from Cascade, except: (1) for benefits to which he is entitled under the Retirement Plan for Employees of Cascade Natural Gas Corporation and the Cascade Natural Gas Corporation Executive Supplemental Retirement Income Plan; (2) for previously accrued paid time off; and (3) as provided in this Agreement and General Release.

8(c).        Odell furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave for which he was eligible under any federal, state, local or other family/medical or disability leave law, including but not limited to any leave for which he was eligible under the Family and Medical Leave Act.

8(d).        Odell further affirms that the amounts in Paragraph 3 above are not subject to any liens for attorneys’ fees or costs and that he is responsible to pay all his own attorneys’ fees and costs incurred in this matter.

8(e).        Odell further affirms that Cascade has provided him with information in writing available to Cascade as of the date this Agreement and General Release is tendered to Odell, that: (i) describes the group of individuals who are eligible for offers of consideration similar to what Odell is being offered through this Agreement and General Release as part of Cascade’s current Workforce Reduction; (ii) lists the job titles and ages of all individuals who have received similar offers of consideration in Cascade’s current Workforce Reduction; and (iii) lists the job titles and ages of all individuals in the same job classification or organizational unit as Odell who have not been selected for such offers.

9.             Applicable Data.  Attached as Exhibit “C” is a list of the job titles and ages of all individuals who have been designated as participants in the current Workforce Reduction covered by the Cascade Natural Gas Corporation Officer Severance Pay Plan to date.  Attached as Exhibit “D” is a list of the job titles and ages of all officers of Cascade Natural Gas Corporation who have not been designated as participants in the current Workforce Reduction covered by the Cascade Natural Gas Corporation Officer Severance Pay Plan to date.

10.          Nonadmission of Wrongdoing.  The parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Agreement and General Release shall be deemed or construed at any time for any purpose as an admission by Releasees of any liability or unlawful conduct of any kind.

11.          Governing Law and Interpretation.  This Agreement and General Release shall be governed and conformed in accordance with the laws of Washington State without regard to its conflict of laws provisions.  In the event Odell or Cascade breaches any provision of this Agreement and General Release, Odell and Cascade affirm that either may institute an action to specifically enforce any term or terms of this Agreement and General Release.  Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

12.          Amendment.  This Agreement and General Release may not be modified, altered or changed except upon express written consent of all parties wherein specific reference is made to this Agreement and General Release.

13.          Revocation.  Odell may revoke this Agreement and General Release for a period of seven calendar days following the day he executes this Agreement and General Release.  Any revocation within this period must be submitted, in writing, to Larry Rosok and must state, “I hereby revoke my acceptance of our Agreement and General Release.”  The revocation must be personally delivered to Larry Rosok or the designee of Mr. Rosok, or mailed and postmarked within seven calendar days after Odell’s execution of this Agreement and General Release, addressed to:

Mr. Larry Rosok

222 Fairview Avenue

Seattle, WA  98109

If the last day of the revocation period is a Saturday, Sunday or legal holiday in Washington State, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.  This Agreement and General Release shall not become effective or enforceable until the revocation period has expired and a letter in the form attached as Exhibit “B,” dated and signed no sooner than eight days after Odell dates and signs this Agreement and General Release, is received by Larry Rosok.

14.          Entire Agreement.  This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior obligations of Releasees to Odell.  Odell acknowledges he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release and the Officer Severance Pay Plan.

15.          Counterparts and Facsimile Signatures.  This Agreement and General Release may be executed in counterparts, and, as executed, shall constitute one agreement.  A facsimile signature shall be considered the same as the original, provided that the original signature page is delivered to the other party within ten days.

ODELL IS HEREBY ADVISED THAT HE HAS AT LEAST FORTY-FIVE CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE.  ODELL IS FURTHER ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT AND GENERAL RELEASE.

ODELL AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL FORTY-FIVE CALENDAR DAY CONSIDERATION PERIOD.

HAVING HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING, AND HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES HEREIN THAT PERTAIN TO HIM AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPH “3” ABOVE, ODELL FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS DOCUMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST CASCADE AND/OR RELEASEES.

IN WITNESS WHEREOF, Odell hereto knowingly and voluntarily executes this Agreement and General Release as of the date set forth below:

Dated:
William H. Odell

Dated:
Larry Rosok
For Cascade Natural Gas Corporation

EXHIBIT A

CASCADE NATURAL GAS CORPORATION

OFFICER SEVERANCE PAY PLAN

October 1, 2004

Cascade Natural Gas Corporation

a Washington corporation

222 Fairview Avenue North

Seattle, Washington 98109	Company

TABLE OF CONTENTS

ARTICLE 1	Effective Date; Plan Year; ERISA

1.01	Effective Date
1.02	Plan Year
1.03	ERISA

ARTICLE 2	Eligibility and Participation

2.01	Eligible Employees
2.02	Participation
2.03	Determination of Eligibility and Participation

ARTICLE 3	Severance Benefits

3.01	Entitlement to Severance Benefits
3.02	Severance Pay
3.03	Medical Insurance Benefits
3.04	Time and Manner of Payment
3.05	Forfeitability of Severance Benefits

ARTICLE 4	Administration

4.01	Administrator
4.02	The Administrator’s Powers and Duties
4.03	Company Functions
4.04	Claims Procedures
4.05	Appeal Procedures
4.06	Indemnity and Bonding
4.07	Expenses

ARTICLE 5	General Provisions

5.01	Enforceability and Exclusive Benefit
5.02	Amendment and Termination
5.03	Not Contract of Employment
5.04	Unfunded
5.05	Nonassignment
5.06	Applicable Law

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INDEX OF TERMS

Term	Section	Page

Administrator	4.01	6

Average Annual Bonus	3.02-1(c)
	4
Company	Preamble	1

Effective Date	1.01	1
Eligible Employee	2.01-1	2
ERISA	1.03-1	1

Participant	2.02	3
Plan Year	1.02	1
Policy	Preamble	1

Regular Pay	3.02-1(b)	4

Workforce Reduction	3.01-1	3
Workforce Reduction Policy	Preamble	1

Years of Credited Service	3.02-1(a)	4

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